Exhibit 5.1
March 30, 2007
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004

Re:	Registration Statement on Form S-3 Filed by Exide Technologies
Ladies and Gentlemen:
     We have acted as counsel for Exide Technologies, a Delaware corporation (“Exide”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by Exide of: (i) shares of common stock, par value $0.01 per share, of Exide (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of Exide (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or issuable upon exercise of a warrant to purchase Preferred Stock; (iii) depositary shares of Exide representing fractional interests in Preferred Stock of any series (the “Depositary Shares”); (iv) debt securities of Exide (the “Debt Securities”) in one or more series, certain of which Debt Securities may be convertible into or exchangeable for Common Stock or Preferred Stock; (v) rights to purchase Common Stock or Preferred Stock (the “Rights”); (vi) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (the “Warrants”); and (vii) purchase contracts to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or other securities as may be designated at the time of the offering at a future date or dates (the “Purchase Contracts”), which may be issued separately or as a part of units consisting of a Purchase Contract and other securities or obligations of Exide or third parties (the “Units”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Rights, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	The shares of Common Stock, upon receipt by Exide of such lawful consideration therefor having a value not less than the par value therefor as Exide’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

Exide Technologies
March 30, 2007

2.	The shares of Preferred Stock, upon receipt by Exide of such lawful consideration therefor having a value not less than the par value therefor as Exide’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.	The Depositary Shares, upon receipt by Exide of such lawful consideration therefor as Exide’s Board of Directors (or a authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

4.	The Debt Securities, upon receipt by Exide of such lawful consideration therefor as Exide’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Exide.

5.	The Rights, upon receipt by Exide of such lawful consideration therefor as Exide’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Exide.

6.	The Warrants, upon receipt by Exide of such lawful consideration therefor as Exide’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Exide.

7.	The Purchase Contracts, upon receipt by Exide of such lawful consideration therefor as Exide’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Exide.

8.	The Units, upon receipt by Exide of such lawful consideration therefor as Exide’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of Exide.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by Exide’s Board of Directors (or an authorized committees thereof), Exide’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and applicable law; (iv) Exide will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing Exide to issue, offer and sell the Securities will have been adopted by Exide’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by Exide; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

Exide Technologies
March 30, 2007

     With respect to any Securities consisting of Preferred Stock, we have further assumed that Exide will issue and deliver the shares of the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.
     With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between Exide and an entity (the “Depositary”) selected by Exide to act as depository (the “Deposit Agreement”), and (ii) issued after Exide deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement.
     With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an indenture that has been executed and delivered by Exide and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by Exide and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.
     With respect to any Securities consisting of Rights, we have further assumed that (i) the rights agreement, approved by us, relating to the Rights (the “Rights Agreement”) to be entered into between Exide and an entity selected by Exide to act as the rights agent (the “Rights Agent”) will have been authorized, executed and delivered by Exide and and the Rights Agent and (ii) the Rights will be authorized, executed and delivered by Exide and the Rights Agent in accordance with the provisions of the Rights Agreement.
     With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between Exide and an entity selected by Exide to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by Exide and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by Exide and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
     With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between Exide and an entity selected by Exide to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by Exide and the Purchase Contract Agent and (ii) the

Exide Technologies
March 30, 2007

Purchase Contracts will be authorized, executed and delivered by Exide and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.
     With respect to any Securities consisting of Units, we have further assumed that each component of such Units will be authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.
     Our opinions set forth in paragraphs 4, 5, 6, 7 and 8 are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
     The opinions expressed herein are limited to the federal securities laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Certain Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day